Exhibit 10.14

                                 PROMISSORY NOTE


This Promissory note is Subject to a This Promissory Note is Subject to a Subordination Agreement dated as of Subordination Agreement dated as of July 27, 2001, in favor of First Indiana Bank. July 27, 2001, in favor of The Huntington Capital Investment Company.

US $1,500,000.00                                  July 27, 2001
                                                  Elkhart, Indiana

     For value received, the undersigned, United Acquisition, Inc., an Indiana corporation, ("Borrower") of 111 Monument Circle, Suite 3680, Indianapolis, Indiana 46204, promises to pay United Expressline, Inc., an Indiana corporation, or its successor in interest ("Payee"), in care of Warren E. Johnson, 10380 James Street, White Pigeon, Michigan 49099, or its order the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), with interest on the unpaid principal balance from the date of this Promissory Note until paid at a rate equal to nine percent (9.00%) per annum, with attorney's fees and costs of collection, without relief from valuation and appraisement laws, payable in the following manner:

          Interest accrued on the unpaid balance of this Note shall be paid as of the first day of each calendar month following the date of this Note, with payment in full of the outstanding principal balance and all accrued but unpaid interest to be made on or before July 27, 2006.

     In the event of a default in the payment of any monthly installment of interest when due under this Note, the interest rate payable hereunder shall be increased to thirteen percent (13.00%) per annum (the "Default Rate"), which. Default Rate shall remain in effect through the date on which such default is cured by the payment of all accrued interest to the date of payment, including, but not limited to, interest accrued at the Default Rate. Neither Payee nor any holder of this Note shall have the right to accelerate payment of this Note or any portion thereof by reason of a default in the payment of any installment of interest, except in compliance with that certain Subordination Agreement of even date with First Indiana Bank, a federal savings bank.

     Payment of this Note shall be made at such place as the Payee or other holder hereof shall designate in writing, Any amount due under this Note may be prepaid in whole or in part, without penalty, at any time.

     Maker and any endorser(s) jointly and severally waive demand, presentment, protest, notice of protest and notice of nonpayment or dishonor of this Note, and each of them consents to extensions of time of payment of this Note.

     No delay or omission an the part of the holder hereof in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or further exercise thereof or of say other right or remedy.




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     Any or all of the liabilities and obligations,  including this Note, of the
Borrower to the Payee shall at the option of the Payee and notwithstanding any time or credit allowed by any instrument evidencing a liability or obligation be immediately due and payable upon ten (10) days notice of demand upon the occurrence of any of the following events of default:

               A. Unless excused by Payee in writing, any representation or warranty made by Borrower in any other Agreement or otherwise in writing furnished in connection with this Note which shall be false in any material respect;

               B. Unless excused by Payee in writing, there is a violation of any one or more Negative or Affirmative Covenants contained in this Note and such violation shall not have been remedied within ten (10) days after written notice from Payee to Borrower. Borrower shall. notwithstanding provisions of this paragraph, comply with any decree or order of any Court of competent jurisdiction within any time limits set forth in said decree or order;

               C. Borrower makes an assignment for the benefit of creditors of a material part of any of Borrower's property; Borrower applies to any court for the appointment of a trustee or receiver of any substantial part of the assets of Borrower or commences any proceedings relating to Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or any application is filed or proceedings are commenced as described above against Borrower and Borrower indicates its approval, consent or acquiescence or an order is entered appointing such trustee Or receiver or adjudication of Borrower a bankrupt or insolvent or approving or ordering relief with regard to the petition in any such proceedings: or any order is entered in any proceedings against Borrower to create a dissolution or split-up of Borrower and such order remains in effect for thirty (30) days, except that in the event that the creditors of the Corporation file involuntary bankruptcy proceedings against it, the Borrower may have sixty (60) days from such event to contest, defend, or have such proceedings dismissed; and

               D. Any material adverse change in the business, property, assets, operations, or conditions, financial or otherwise, of the Borrower,

               E. An Event of Default shall occur under the Credit Agreement between the Borrower and First Indiana Bank dated as of the date of this Note and such Event of Default shall not be cured or waived by First Indiana Bank.

          Affirmative Covenants.

               1. Borrower will supply Payee, within ninety (90) days after the close of each fiscal Year, with a copy of its financial statements certified by an accountant acceptable to the Payee 01' Payee's prime commercial lending institution (First Indiana Bank, a federal savings bank of Indianapolis, Indiana as of this date) and with quarterly interim financial statements signed by an authorized Officer of the Borrower within thirty (30) days after the close of each quarter year. Borrower, in addition hereto, will maintain 2



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          efficient  accounting and cost records  satisfactory  to the Payee and agree to provide the Payee access to its books and records at all reasonable times and to further supply the Payee with such additional accounting records as may be requested by the Payee.

               2. Borrower will maintain its existence in good standing under the laws of the State of Indiana and will maintain, preserve and keep in good repair, working order and condition, the assets and all properties used and useful in the business of Borrower, ordinary wear and tear and acts of God accepted.

               3. Borrower will duly and timely file all federal, state, and other governmental tax returns which it is required by law to file, and to pay all taxes and other sums which may be due to the United States or any state or other governmental authority.

               4. Borrower shall permit Payee by its duly authorized representatives or agents to inspect the collateral and the other property, books, and records of Borrower and to furnish any financial or other data which Payee may reasonably request, all at any reasonable time and as often as Payee may reasonably request.

               5. Borrower will promptly give written notice to Payee of. (i) any material adverse change in the business, property, assets, operations, or conditions, financial or otherwise of the Borrower;
          (ii) any event of default or event which with notice or the passing of time or both would be an event of default; or (iii) the pendency or threat of any litigation or any tax deficiency or other preceding for any governmental body or administrative agency materially adversely affecting Borrower,

               Negative Covenant. Except with the prior written consent of payee, Borrower shall not move sales, business, or assets to any affiliate (affiliate shall be defined as any entity that has a relationship with Borrower through common ownership, officers, Board of Directors, or special affiliations). (i.e. Borrower agrees that it shall never change the risk profile.)

               The  principal  balance of this Note is subject to  adjustment as provided in that certain Purchase Agreement by and between United Acquisition, Inc, and United Expressline, Inc., J.J.M. Incorporated, and the shareholders of United Expressline, Inc, and J.J.M. Incorporated of even date herewith, to which reference is made.

     Executed and delivered at Elkhart, Indiana on this 27th day of July, 2001.

                                      UNITED ACQUISITION, INC.

                                      By:  /s/ Terry Whitesell
                                           President